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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of Krane Products, Inc. as of December 31, 2000 and for the period January 1, 2000 through May 15, 2000 and for the period May 16, 2000 through December 31, 2000, dated January 25, 2002, included in amendment number one to the Registration Statement, filed on Form S-4, of Thane International, Inc. (Registration No. 333-76224) on or about February 19, 2002.




/s/ Moore Stephens Lovelace, P.A.
Certified Public Accountants



Orlando, Florida
February 19, 2002